                                                                  Exhibit (k)(3)

                                     FORM OF
                           FORWARD CONTRACT AGREEMENT

            THIS AGREEMENT is made as of this October [ ], 2001 among [ ] , a corporation organized under the laws of the State of Delaware ("Counterparty") and Equity Securities Trust I, a business trust organized under the laws of the State of Delaware under and by virtue of an amended and restated declaration of trust, dated as of October [ ], 2001 (the "Declaration of Trust") (such trust and the trustees thereof acting in their capacity as such being referred to herein as the "Trust").

            WHEREAS, Counterparty owns shares of Cablevision NY Group Class A common stock, $.01 par value (the "Common Stock") of Cablevision Systems Corporation, a Delaware corporation (including its successors) (the "Company");

            WHEREAS, Trust has filed with the Securities and Exchange Commission a registration statement contemplating the offering of up to [ ] Equity Trust Securities (the "Equity Trust Securities"), the terms of which contemplate delivery by the Trust to the holders thereof of a number of shares of Common Stock (or, if the Counterparty exercises its cash settlement option, cash in lieu thereof), on, or shortly after, [ ], 2004 (as further defined herein, the "Exchange Date");


            WHEREAS, in exchange for certain consideration to be paid by the Trust hereunder, the Trust and Counterparty desire to provide for the future acquisition and delivery of all or a portion of the aggregate number of shares of Common Stock, or the cash value thereof, contemplated to be delivered by the Trust in respect of the Equity Trust Securities on the Exchange Date, at a price to be established under this Agreement and such other agreements;


            WHEREAS, Counterparty has agreed to enter into a Collateral Agreement (the "Collateral Agreement") dated as of the date hereof, among the Trust, Counterparty and The Bank of New York, as collateral agent (the "Collateral Agent"), to grant the Trust a security interest in the shares of Common Stock specified therein and in certain other circumstances certain other collateral to secure the obligations of Counterparty hereunder;

            WHEREAS, the Trust has agreed, pursuant to an underwriting agreement, dated October [ ], 2001 (the "Underwriting Agreement"), among the Trust, Counterparty, the Company, Salomon Smith Barney Inc., Bear, Stearns & Co. Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (each an "Underwriter", and collectively, the "Underwriters"), to issue and sell to the Underwriters an aggregate of 21,279,206 Equity Trust Securities (together with the [ ] Equity Trust Securities purchased by Salomon Smith Barney Inc. in connection with the organization of the Trust, the "Initial Equity Trust Securities") and, at the Underwriters' option, up to 3,191,880 additional Equity Trust Securities (the "Additional Equity Trust Securities") to cover over-allotments, if any.

            NOW, THEREFORE, in consideration of their mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:

                                   DEFINITIONS

            As used herein, the following words and phrases shall have the following meanings:

            "Acceleration Date" has the meaning provided in Article VII.

            "Acceleration Value" has the meaning provided in Article VII.

            "Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "Additional Equity Trust Securities" has the meaning provided in the recitals of this Agreement.

            "Additional Contract Price" has the meaning provided in Section 1.2(b).

            ["Additional Share Base Amount" means a number equal to the number of Additional Equity Trust Securities that the Underwriters elect to purchase under the Underwriting Agreement.]

            "Additional Shares" has the meaning provided in Section 1.1(b).

            "Additional STRIPS" means the U.S. Treasury obligations purchased by the Trust for settlement on the Option Closing Date.

            "Adjustment Event" has the meaning provided in Section 6.2.

            "Administrator" means The Bank of New York, administrator for the Trust under the Administration Agreement dated as of October [ ], 2001, or any successor thereto.

            "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a partner in, or a trustee, settlor, beneficiary, member, manager, director or officer of, such Person and, with respect to any Person that is a natural person, further includes such Person's immediate family members, including his father, mother, spouse and children, the spouses of his children, his siblings and their spouses and children. For purposes of this definition, "control" (including the terms "controlled by" or "under common control with") means, as to any Person, the possession, direct or indirect, of the power to vote ten percent or more of the corporate or beneficial interests of such Person (or of the securities having ordinary voting power for the election of directors of such Person), or the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or by contract or otherwise.

            "Bankruptcy Code" has the meaning provided in Section 8.7.

            "Business Day" means any day that is not a Saturday, a Sunday or a day on which the NYSE or banking institutions or trust companies in The City of New York are authorized or obligated by law or executive order to close.

            "Calculation Period" means any period of Trading Days for which an average security price must be determined pursuant to this Agreement.

            "Cash Delivery Option" has the meaning provided in Section 1.3(d).

            "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit with maturities of six months or less from the date of the acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (ii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Group and in each case maturing within six months after the date of acquisition and (vi) money market funds at least 95% of the assets of which constitute Cash equivalents of the kinds described in clauses (i)-(v) of this definition.

            "Closing Price" means, for any security on any date of determination, (i) the closing sale price (or, if no closing price is reported, the last reported sale price) of such security (regular way) on the NYSE on such date, (ii) if such security is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which such security is so listed, (iii) if such security is not so listed on a United States national or regional securities exchange, as reported by The NASDAQ Stock Market, (iv) if such security is not so reported, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or (v) if such security is not so quoted, the average of the mid-point of the last bid and ask prices for such security from at least three nationally recognized investment banking firms that the Administrator selects for such purpose. The Closing Price as determined pursuant to the foregoing shall be subject to adjustment in certain circumstances as provided in Section 6.1(c).

            "Collateral" has the meaning provided in the Collateral Agreement.

            "Collateral Agent" has the meaning provided in the recitals of this Agreement.

            "Collateral Agreement" has the meaning provided in the recitals of this Agreement.

            "Commission" means the Securities and Exchange Commission.

            "Common Stock" has the meaning provided in the recitals of this Agreement.

            "Company" has the meaning provided in the recitals of this Agreement.

            "Contract Shares" has the meaning provided in Section 1.1.

            "Counterparty" has the meaning provided in the introductory paragraph of this Agreement.

            "Custodian" means The Bank of New York, custodian for the Trust under the Custodian Agreement dated as of October 2, 2001, or any successor thereto.

            "Declaration of Trust" has the meaning provided in the introductory paragraph of this Agreement.

             "Dilution Adjustment" means any fraction or number by which the Exchange Rate shall be multiplied pursuant to Section 6.1(a) or (b) or by which Closing Prices may be divided pursuant to Section 6.1(c).

            "Equity Trust Securities" has the meaning provided in the recitals of this Agreement.

            "Event of Default" has the meaning provided in Article VII.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "Exchange Date" means [ ], 2004, subject to (i) extension [by Counterparty] pursuant to Section 1.3(f) and (ii) subsequent acceleration [by Counterparty] pursuant to Section 1.3(g).

            "Exchange Price" means the average Closing Price per share of Common Stock on the 20 Trading Days immediately prior to (but not including) the Exchange Date; provided, however, that if there are not 20 Trading Days for the Common Stock occurring later than the 60th calendar day immediately prior to, but not including, the Exchange Date, Exchange Price shall mean the market value per share of the Common Stock as of the Exchange Date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Administrator; provided, further, that for purposes of determining the payment required upon cash settlement of this Agreement in connection with a Rollover Offering, "Exchange Price" means the Closing Price per share of Common Stock on the Trading Day immediately preceding the date that the Rollover Offering is priced (the "Pricing Date") or, if the Rollover Offering is priced after 4:00 p.m., New York City time, on the Pricing Date, the Closing Price per share of Common Stock on the Pricing Date. The Exchange Price as determined pursuant to the foregoing shall be subject to adjustment in certain circumstances as provided in Section 6.1(c).

            "Exchange Rate" has the meaning provided in Section 1.1(c).

            "Extension Amount" means the product of (i) $[ ] multiplied by [(ii) a fraction, the numerator of which is the sum of the number of Initial Equity Trust Securities and Additional Equity Trust Securities and the denominator of which is the number of Initial Equity Trust Securities, multiplied by] (iii) a fraction, the numerator of which is the sum of the Firm Share Base Amount and the Additional Share Base Amount and the denominator of which is the number of Initial Equity Trust Securities and Additional Equity Trust Securities.

            "Firm Payment Date" has the meaning provided in Section 1.3(a).

            "Firm Contract Price" has the meaning provided in Section 1.2(a).

            "Firm Share Base Amount" has the meaning provided in Section 1.1(a).

            "Firm Shares" has the meaning provided in Section 1.1(a).

            "Forward Contract Characterization" has the meaning provided in
Section 5.2(a).

            "Independent Dealers" has the meaning provided in Article VII.

            "Initial Equity Trust Securities" has the meaning provided in the recitals of this Agreement.

            "Initial Price" has the meaning provided in Section 1.1(c).

            "Lien" has the meaning provided in the Collateral Agreement.

            "Market Price" means, as of any date of determination, the average Closing Price per share of Common Stock on the 20 Trading Days immediately prior to (but not including) the date of determination; provided, however, that if there are not 20 Trading Days for the Common Stock occurring later than the 60th calendar day immediately prior to, but not including, such date, the Market Price shall mean the market value per share of Common Stock as of such date as determined by a nationally recognized investment banking firm retained for such purpose by the Administrator.

            "NYSE" means the New York Stock Exchange, Inc.

            "Officer" shall mean the manager, trustee, president, any vice president, the chief financial officer, the treasurer or the secretary of a Person.

            "Officer's Certificate" means a certificate signed by an Officer of a Person.

            "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trust.

            "Option Closing Date" means the settlement dates for the Additional Equity Trust Securities under Section 5 of the Underwriting Agreement.

            "Ordinary Cash Dividend" means, with respect to any consecutive 365-day period, any dividend with respect to Common Stock paid in cash to the extent that the amount of such dividend, together with the aggregate amount of all other dividends on the Common Stock paid in cash during such 365-day period, does not exceed on a per share basis 10% of the average of the Closing Prices of the Common Stock over such 365-day period; provided that, for purposes of the foregoing definition, the amount of cash dividends paid on a per share basis shall be appropriately adjusted to reflect the occurrence during such period of any event described in Article VI.

            "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, limited liability company, joint venture or other entity, or a government or any political subdivision or agency thereof.

            "Reimbursement Agreement" means the reimbursement agreement, to
be dated as of October [   ], 2001 among Salomon Smith Barney Inc., AT&T
Broadband CSC Holdings, Inc. and AT&T Broadband CSC II, Inc.

            "Reported Securities" has the meaning provided in Section 6.2.

            "Rollover Offering" means a reoffering or refinancing of the Equity Trust Securities effected by the Counterparty not earlier than [ ], 2004 by means of a completed public offering or offerings or another similar offering (which may include one or more exchange offers), by or on behalf of such Counterparty.

            "Rollover Offering Election" means a written election made in accordance with Section 1.3(e).

            "Share Components" means the numbers of shares of Common Stock per Equity Trust Security specified in clauses (i), (ii) and (iii) of Section 1.1(c).

            "Threshold Appreciation Price" has the meaning provided in Section 1.1(c).

            "Trading Day" means, with respect to any security the Closing Price of which is being determined, a day on which such security (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of such security.

            "Transaction Value" has the meaning provided in Section 6.2.

            "Trust" has the meaning provided in the introductory paragraph of this Agreement.

            "Underwriter" and "Underwriters" have the meaning provided in the recitals of this Agreement.

            "Underwriting Agreement" has the meaning provided in the recitals of this Agreement.

                                   ARTICLE I

                              PAYMENT AND DELIVERY

            1.1 Payment and Delivery.

            (a) Firm Shares. Upon the terms and subject to the conditions of this Agreement, the Trust agrees to pay Counterparty the Firm Contract Price (as defined in Section 1.2(a)) on the Firm Payment Date (as defined in Section 1.3(a)), in exchange the Counterparty agrees to deliver to the Trust on the Exchange Date the number of shares of Common Stock (the "Firm Shares") equal to the product of (x) [ ] (the "Firm Share Base Amount") multiplied by (y) the Exchange Rate (as defined in Section 1.1(c)).

            [(b) Additional Shares. Upon the terms and subject to the conditions of this Agreement, the Trust agrees to pay Counterparty the Additional Contract Price on the Option Closing Date (as defined in Section 1.3(b)), and in exchange, the Counterparty agrees to deliver to the Trust on the Exchange Date a number of additional shares of Common Stock (the "Additional Shares") equal to the product of (x) the Additional Share Base Amount multiplied by (y) the Exchange Rate. In addition to the other conditions set forth herein, such payment and delivery shall be conditioned on the Underwriters' purchase of the Additional Equity Trust Securities pursuant to the Underwriting Agreement on the Option Closing Date. Promptly after receipt by the Trust of notice that the Underwriters are exercising their option to purchase Additional Equity Trust Securities, the Trust will provide Counterparty with written notice of such exercise by the Underwriters, stating the related Additional Share Base Amount and the date on which the Trust shall deliver the contract price for the Additional Shares, which shall be the Option Closing Date for the Additional Equity Trust Securities. The Firm Shares and the Additional Shares (if any) are collectively referred to herein as the "Contract Shares".]

            [(b)][(c)] Exchange Rate. The "Exchange Rate" shall be determined in accordance with the following formula, subject to adjustment as a result of certain events as provided in Article VI: (i) if the Exchange Price is greater than $[ ] (the "Threshold Appreciation Price"), 0.[ ], (ii) if the Exchange Price is less than or equal to the Threshold Appreciation Price but greater than $[ ] (the "Initial Price"), a fraction (rounded upward or downward to the nearest 1/10,000th or, if there is not a nearest 1/10,000th, to the next higher 1/10,000th) equal to the Initial Price divided by the Exchange Price and (iii) if the Exchange Price is less than or equal to the Initial Price, 1.

            1.2 Contract Price.

            (a) Firm Contract Price. The price for the Firm Shares (the "Firm Contract Price") shall be $[ ] in cash per share of Common Stock multiplied by the Firm Share Base Amount.

            [(b) Additional Contract Price. The price for the Additional Shares (the "Additional Contract Price") shall be an amount equal to the difference between (1) the aggregate proceeds to the Trust from the sale of the Additional Equity Trust Securities and (2) the aggregate cost to the Trust, as notified by the Trust to Counterparty on the Option Closing Date for the Additional Equity Trust Securities, of the Additional STRIPS.]

            1.3 Payment for and Delivery of Contract Shares.

            (a) Firm Payment Date. Upon the terms and subject to the conditions of this Agreement, the Trust shall deliver to Counterparty the Firm Contract Price on October [ ], 2001 (the "Firm Payment Date") at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Trust and Counterparty, paid by wire transfer of Federal (immediately available same-day) funds to an account designated by Counterparty, against delivery by Counterparty to the Collateral Agent of the number of shares of Common Stock and/or cash, securities and other property necessary to comply with Counterparty's obligations under the Collateral Agreement.

            (b) Option Closing Date. Upon the terms and subject to the conditions of this Agreement, the Trust shall deliver to Counterparty the Additional Contract Price on the Option Closing Date at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Trust and Counterparty, paid by wire transfer of Federal (immediately available same-day) funds to an account designated by Counterparty, against delivery by Counterparty to the Collateral Agent of the additional number of shares of Common Stock and/or cash, securities and other property necessary to comply with Counterparty's obligations under the Collateral Agreement.

            (c) Delivery of Contract Shares.

            (i) Except as otherwise provided in this Agreement, Counterparty agrees to deliver the Contract Shares to the Trust on the Exchange Date. Counterparty shall be deemed to have instructed the Collateral Agent to deliver to the Custodian, for the account of the Trust, shares of Common Stock then held by the Collateral Agent as collateral under the Collateral Agreement, in an amount equal to the number of Contract Shares, rounded down to the nearest whole number. Instead of any fractional shares of Common Stock that would otherwise be deliverable (prior to rounding) to the Trust at the Exchange Date, Counterparty agrees to make a cash payment in respect of such fractional shares of Common Stock in an amount equal to the value thereof at the Exchange Price. Notwithstanding the foregoing, if an Adjustment Event shall have occurred prior to the Exchange Date then, in lieu of the foregoing, Counterparty shall be deemed to have instructed:
      (A) in the case of any cash required to be delivered on the Exchange Date as provided in Section 6.2, the Collateral Agent to deliver such cash by wire transfer Federal (immediately available same-day) funds to an account designated by the Trust; and (B) in the case of any Reported Securities required to be delivered by Counterparty in lieu of cash as provided in
      Section 6.2, the Collateral Agent to deliver to the Custodian, for the account of the Trust, a specified number of Reported Securities then held as collateral under the Collateral Agreement, as provided in Section 6(g) of the Collateral Agreement.

            (ii) In the event that by the Exchange Date any substitute collateral delivered to the Collateral Agent pursuant to Section 6(b) of the Collateral Agreement has not been replaced by shares of Common Stock (and/or, after an Adjustment Event, cash or Reported Securities) sufficient to meet Counterparty's obligations hereunder, delivery shall be effected by delivery by the Collateral Agent to the Custodian, for the account of the Trust, of the market value of the shares of Common Stock required to be delivered hereunder, in the form of any shares of Common Stock then pledged by Counterparty plus cash generated from the liquidation of U.S. Government obligations then pledged by Counterparty (and/or, after an Adjustment Event, the market value of the alternative consideration required to be delivered hereunder, in the form of any Reported Securities then pledged, plus any cash then pledged, plus cash generated from the liquidation of U.S. Government obligations then pledged). In such event, Counterparty shall be deemed to have instructed the Collateral Agent to liquidate and turn into cash the U.S. Government obligations then pledged by Counterparty to the extent necessary to satisfy Counterparty's obligations hereunder.

            (iii) Certificates representing Common Stock (or Reported Securities) in registered form that are part of the Contract Shares shall be registered in the Trust's name or in the name of a depositary or a nominee of a depositary as requested by the Trust, unless such Common Stock (and/or Reported Securities) is represented by one or more global certificates registered in the name of a depositary or a nominee of a depositary or are book entry securities, in which event the Trust's interest in such securities shall be noted in a manner satisfactory to the Trust and its counsel.

            (iv) Counterparty's right to deliver (or cause to be delivered) to the Trust hereunder Common Stock and Reported Securities shall be conditioned upon such Common Stock and Reported Securities to be so delivered being transferable (i) by Counterparty to the Trust in accordance with the provisions hereof and in accordance with the terms of any agreement among shareholders applicable to such Common Stock or Reported Securities, and (ii) by the Trust, following receipt from Counterparty, without any restrictions not generally applicable to all holders of such Common Stock or Reported Securities, as the case may be. If the conditions set forth in the preceding sentence shall not be satisfied with respect to any Common Stock or Reported Securities to be delivered by Counterparty, then, notwithstanding the provisions hereof, Counterparty shall exercise the Cash Delivery Option.

            (d) Cash Delivery Option. At its option, Counterparty may deliver to the Trust on the Exchange Date (even if the Exchange Date is not extended pursuant to Section 1.3(f)), in lieu of the Contract Shares, an amount in cash equal to, subject to adjustment as provided in Section 6.2, the Exchange Price of the Contract Shares (the "Cash Delivery Option"), paid by wire transfer to an account designated by the Trust, in Federal (immediately available same-day) funds; [provided, however, that Counterparty hereby waives its right to exercise the Cash Delivery Option and agrees to be bound by the decision AT&T Broadband CSC Holdings, Inc. ("Holdings") makes with respect to the Cash Delivery Option under the Forward Contract Agreement, dated as of the date hereof by and between the Trust and Holdings (the "Holdings Forward Contract");] provided[, further,] that in connection with a Rollover Offering which is consummated and as to which Counterparty has duly elected the Cash Delivery Option and has duly made a Rollover Offering Election, such cash payment shall be made no later than the fifth Business Day after the Exchange Date. [Counterparty may elect the Cash Delivery Option in respect of all, but not less than all, of the Contract Shares and may do so by notice to the Trust, the Collateral Agent and the Custodian not less than 30 Business Days prior to the Exchange Date.] If [Counterparty] [Holdings] elects the Cash Delivery Option and so notifies the Trust, the Trust shall promptly notify The Depository Trust Company and publish a notice in a daily newspaper of national circulation stating whether the holders of Equity Trust Securities will receive shares of Common Stock or cash (and specifying whether any such cash settlement is being made in connection with a Rollover Offering).

            (e) Rollover Offering Election. The provisions of Sections 1.3(f) and (g) shall be applicable if [the Counterparty] [Holdings] has made a Rollover Offering Election by written notice given to the Trust not earlier than [ ], 2004 and not later than [ ], 2004. Any Rollover Offering Election made by [Counterparty] [Holdings] (i) shall be irrevocable once made, and (ii) may be made only if [the Counterparty] [Holdings] has also elected, or simultaneously elects, the Cash Delivery Option.

            (f) Extension of Exchange Date. At its option, Counterparty may, by notice given to the Trust not earlier than [ ], 2004 and not later than [ ], 2004 elect to extend the Exchange Date to [ ], 2005; [provided, however, that Counterparty hereby waives its right to extend the Exchange Date hereunder and agrees to be bound by the decision Holdings makes with respect to extension of the Exchange Date pursuant to Section 1.3(f) of the Holdings Forward Contract]. Any such extension shall be effective (i) only in connection with a Rollover Offering as to which [the Counterparty] [Holdings] shall have duly made a Rollover Offering Election and (ii) only if Counterparty shall have delivered to the Collateral Agent, in pledge under the Collateral Agreement direct obligations of the United States of America which through the scheduled payment of principal and interest in accordance with their terms will provide, not later than one Business Day before [ ], 2005, cash in an amount equal to not less than the Extension Amount (the "Additional Government Securities"). Unless [Counterparty] [Holdings] has duly elected, in connection with a Rollover Offering, to accelerate the Exchange Date in accordance with Section 1.3(g) hereof, Counterparty shall on such extended Exchange Date pay to the Trust by wire transfer of Federal (immediately available same-day) funds an amount equal to the Extension Amount.

            In addition, Counterparty hereby covenants and agrees to take all other actions necessary to cause the Trust to be a protected purchaser of such Additional Government Securities, within the meaning of Article 8 of the New York Uniform Commercial Code, as amended.

            If Counterparty elects to extend the Exchange Date and so notifies the Trust, the Trust shall promptly notify the Depository Trust Company and publish a notice in a daily newspaper of national circulation stating that the Counterparty has elected to extend the Exchange Date.

            (g) Acceleration of Exchange Date. At any time after the Exchange Date has been extended pursuant to Section 1.3(f) hereof, Counterparty may, at its option but only in connection with the consummation of a Rollover Offering, accelerate the Exchange Date to any date on or after [ ], 2004, by notice to the Trust not later than 10:00 a.m. on the date to which the Exchange Date is accelerated; [provided, however, that Counterparty hereby waives its right to accelerate the Exchange Date hereunder and agrees to be bound by the decision Holdings makes with respect to acceleration of the Exchange Date pursuant to
Section 1.3(g) of the Holdings Forward Contract]; provided[, further,] that such acceleration shall be effective only if at or prior to 10:00 a.m. on such accelerated Exchange Date, Counterparty has paid to the Trust, by wire transfer to an account designated by the Trust, in Federal (immediately available same-day) funds, an amount not less than (i) the Extension Amount multiplied by (ii) the number of days in the period from (and including) [ ] to (but excluding) the Exchange Date as accelerated, calculated on the basis of a 360 day year consisting of twelve 30-day months divided by (iii) 90.

            If Counterparty elects to accelerate the Exchange Date and so notifies the Trust, the Trust shall provide notice of such election to the holders of the Equity Trust Securities not later than the accelerated Exchange Date.



                                   ARTICLE II

                REPRESENTATIONS AND WARRANTIES OF COUNTERPARTY

            Counterparty represents and warrants to the Trust that each representation and warranty made by Counterparty in Section 3 of the Underwriting Agreement is true and correct on the date hereof.


                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE TRUST

            The Trust represents and warrants to Counterparty that:

            (a)  each representation and warranty made by the Trust in
Section 1 of the Underwriting Agreement is true and correct on the date hereof; and

            (b) it acknowledges that the Common Stock delivered pursuant to this Agreement and the Collateral Agreement may contain one or more of the type of legends referred to in Section 3(e) of the Collateral Agreement (which legend
(i) will not be applicable to the delivery of any such Common Stock to the Trust pursuant to this Agreement and the Collateral Agreement or to the delivery of any such Common Stock by the Trust to the holders of Equity Trust Securities pursuant to the Equity Trust Securities and (ii) will be removed at the request of the Collateral Agent to the depository for the Common Stock prior to any such delivery to holders of Equity Trust Securities).


                                   ARTICLE IV

                      CONDITIONS TO THE TRUST'S OBLIGATIONS

            (a) The obligation of the Trust to deliver the Firm Contract Price on the Firm Payment Date is subject to the satisfaction of the following conditions:

            (i) the purchase by the Underwriters of the Equity Trust Securities pursuant to the Underwriting Agreement shall have been consummated as contemplated under the Underwriting Agreement;

            (ii) the representations and warranties of the Counterparty contained in Article II hereof shall be true and correct as of the Firm Payment Date;

            (iii) the Collateral Agreement shall have been executed by the Counterparty and the delivery of the Collateral thereunder shall have been made; and

            (iv) the Reimbursement Agreement shall have been executed by the Counterparty.

            (b) The obligation of the Trust to deliver the Additional Contract Price on the Option Closing Date is subject to the satisfaction of the following conditions:

            (i) the purchase by the Underwriters of the Additional Equity Trust Securities pursuant to the Underwriting Agreement shall have been consummated as contemplated under the Underwriting Agreement;

            (ii) the representations and warranties of the Counterparty contained in Article II hereof shall be true and correct as of the Option Closing Date (except to the extent that they refer to an earlier date, in which case they shall be true and correct as of such earlier date); and

            (iii) the delivery of any additional Collateral under the Collateral Agreement shall have been made.


                                    ARTICLE V

                                    COVENANTS

            5.1 Taxes. Counterparty shall pay any and all documentary, stamp, transfer or similar taxes and charges that may be payable in respect of the entry into this Agreement and the transfer and delivery of the Contract Shares, cash or Reported Securities pursuant hereto.

            5.2 Forward Contract. Each of the Trust and Counterparty hereby agrees that:

            (a) it will treat this Agreement in its entirety as a forward contract for the delivery of the Contract Shares on the Exchange Date (including as a result of acceleration or otherwise) (the "Forward Contract Characterization"), under the terms of which contract (i) at the time of issuance of the Equity Trust Securities, the Trust is required to pay the Counterparty a fixed amount of cash equal to the Firm Contract Price of the Equity Trust Securities, in consideration for the Counterparty's obligation to deliver Common Stock (or cash in lieu of Common Stock) to the Trust at maturity, and (ii) at maturity, the Counterparty will deliver to the Trust the number of shares of Common Stock that the Trust is entitled to receive at that time pursuant to the terms of the Equity Trust Securities (subject to the right of the Counterparty to deliver cash in lieu of the Common Stock);

            (b) it will treat the delivery of the Contract Shares, if any, as occurring on the Exchange Date;

            (c) it will not treat this Agreement, any portion of this Agreement or any obligation hereunder as giving rise to any interest income or other inclusions of ordinary income (in the case of the Trust) or as giving rise to any interest expense or other deductions of ordinary expense (in the case of Counterparty);

            (d) it will not treat the delivery of any portion of the Contract Shares, cash or Reported Securities to be delivered pursuant to this Agreement as the payment of interest or ordinary income; and

            (e) it will not take any action (including filing any tax return or form or taking any position in any tax proceeding) that is inconsistent with the obligations contained in clauses (a) through (d), unless such action or position is required by an applicable taxing authority or unless such action or position is required by a change in statutory law or regulation or by a judicial or other authoritative interpretation of the law enacted, promulgated or published after the date of this Agreement.

            5.3 Limitations on Trading During Certain Days. Counterparty hereby agrees that it will not, and will cause each of its Affiliates that is under its control not to, buy shares of Common Stock of the Company or Reported Securities for its own account during the [ ] days prior to the Exchange Date.

            5.4   Notices. Counterparty will cause to be delivered to the
Trust:

            (a) immediately upon the occurrence of any Event of Default hereunder or under the Collateral Agreement; and

            (b) promptly after Counterparty receives notice, or otherwise obtains knowledge, at any time prior to the Exchange Date that any event requiring that an adjustment be effected pursuant to Article VI hereof shall have occurred or be pending;

a notice identifying such event and stating, if known to Counterparty, the date on which such event is to occur and, if applicable, the record date relating to such event. Counterparty shall cause further notices to be delivered to the Trust if Counterparty shall subsequently receive notice, or shall otherwise obtain knowledge, of any further or revised information regarding the terms or timing of such event or any record date relating thereto.

            5.5 Affirmative Covenants. During the term of this Agreement, Counterparty covenants and agrees that it will:

            (a) Comply in all material respects with all applicable laws, rules, regulations and orders to the extent noncompliance would have a material adverse effect on the ability of Counterparty to perform its obligations hereunder or under the Collateral Agreement, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon Counterparty or upon Counterparty's property, including the collateral pledged under the Collateral Agreement, except to the extent contested in good faith.

            (b) Furnish to the Trust as soon as possible and in any event within twenty calendar days after Counterparty shall become aware of the occurrence of any failure by Counterparty to comply with or perform any agreement or obligation contained in this Agreement or the Collateral Agreement, a statement of Counterparty describing such failure and setting forth details of such failure and the action which Counterparty has taken and proposes to take with respect thereto.

            5.6 Further Assurances. From time to time on and after the date hereof through the Exchange Date (or, if later, the date on which this Agreement has been fully performed), each of the parties hereto shall use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper and advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement in accordance with the terms and conditions hereof, including (i) using reasonable best efforts to remove any legal impediment to the consummation of such transactions and (ii) the execution and delivery of all such deeds, agreements, assignments and further instruments of transfer and conveyance necessary, proper or advisable to consummate and make effective the transactions contemplated by the Agreement in accordance with the terms and conditions hereof.



                                   ARTICLE VI

        ADJUSTMENT OF EXCHANGE RATE, EXCHANGE PRICE AND CLOSING PRICE

            6.1 Dilution Adjustments. The Exchange Rate, Exchange Price and Closing Price shall be subject to adjustment successively from time to time as follows:

            (a) Stock Dividends, Splits, Reclassifications, Etc. If the Company shall, after the date hereof,

            (i) pay a stock dividend or make a distribution, in either case, with respect to Common Stock in shares of such stock;

            (ii) subdivide or split its outstanding shares of Common Stock into a greater number of shares;

            (iii) combine its outstanding shares of Common Stock into a smaller number of shares; or

            (iv) issue by reclassification (other than a reclassification pursuant to clause (b), (c), (d) or (e) of the definition of Adjustment Event) of its shares of Common Stock any other equity securities of the Company;

then, the Exchange Rate shall be multiplied by a Dilution Adjustment equal to the number of shares of Common Stock (or the fraction thereof) that a holder who held one share of Common Stock immediately prior to such event would be entitled solely by reason of such event to hold immediately after such event.

            In the case of the reclassification of any shares of Common Stock into any other equity securities of the Company other than the Common Stock, such other equity securities shall be deemed shares of Common Stock for all purposes hereunder. The Exchange Price and Closing Price shall also be adjusted in the manner described in paragraph (c) of this Section 6.1.

            (b) Right or Warrant Issuances. If the Company shall, after the date hereof, issue, or declare a record date in respect of an issuance of, rights or warrants (other than rights to purchase Common Stock pursuant to a plan for the reinvestment of dividends or interest) to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Market Price of the Common Stock on the Business Day next following the record date for the determination of holders of Common Stock entitled to receive such rights or warrants, then, in each such case, the Exchange Rate shall be multiplied by the following Dilution Adjustment: a fraction, of which the numerator shall be (A) the number of shares of Common Stock outstanding on the record date for the issuance of such rights or warrants plus (B) the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights or warrants, and of which the denominator shall be (x) the number of shares of Common Stock outstanding on the record date for the issuance of such rights or warrants plus (y) the number specified in clause (B) above multiplied by the quotient of the exercise price of such rights or warrants divided by the Market Price of the Common Stock on the Business Day next following the record date for the determination of holders of Common Stock entitled to receive such rights or warrants; provided that the Exchange Rate shall not be adjusted to more than one share of Common Stock per Equity Trust Security. To the extent that such rights or warrants expire prior to the Exchange Date and shares of Common Stock are delivered with respect to less than all of such rights or warrants prior to such expiration, the Exchange Rate shall be readjusted to the Exchange Rate which would then be in effect had such adjustments for the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock actually delivered pursuant to such rights or warrants. For purposes of this Section 6.1(b), dividends will be deemed to be paid as of the record date for such dividend. The Exchange Price and Closing Price shall also be adjusted in the manner described in paragraph (c) of this Section 6.1.

            (c) Corresponding Adjustments to Exchange Price; Adjustment of Closing Price in Certain Circumstances.

            (i) If any adjustment is made to the Exchange Rate pursuant to paragraph (a) or (b) of this Section 6.1, an adjustment shall also be made to the Exchange Price as such term is used throughout the definition of Exchange Rate. The required adjustment to the Exchange Price shall be made at the Exchange Date by multiplying the Exchange Price by the cumulative Dilution Adjustment.

            (ii) If, during any Calculation Period used in calculating the Exchange Price, the Market Price or the Transaction Value, there shall occur any event requiring an adjustment to be effected pursuant to this
      Section 6.1, then the Closing Price for each Trading Day in the Calculation Period occurring prior to the day on which such adjustment is effected shall be adjusted by being multiplied by the relevant Dilution Adjustment.

            (d) Timing of Dilution Adjustments. Each Dilution Adjustment shall be effected:

            (i) in the case of any dividend, distribution, or issuance of rights or warrants, at the opening of business on the Business Day next following the record date for determination of holders of Common Stock entitled to receive such dividend, distribution or issuance or, if the announcement of any such dividend, distribution or issuance is after such record date, at the time such dividend, distribution or issuance shall be announced by the Company; and

            (ii) in the case of any subdivision, split, combination or reclassification, on the effective date of such transaction.

            (e) General; Failure of Dilution Event to Occur. All Dilution Adjustments shall be rounded upward or downward to the nearest 1/10,000th (or if there is not a nearest 1/10,000th to the next higher 1/10,000th). No adjustment in the Exchange Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein; provided, however, that any adjustments which by reason of this sentence are not required to be made shall be carried forward and taken into account in any subsequent adjustment. If any announcement or declaration of a record date in respect of a dividend, distribution or issuance requiring an adjustment pursuant to this Section 6.1 shall subsequently be canceled by the Company, or such dividend, distribution or issuance shall fail to receive requisite approvals or shall fail to occur for any other reason, then, upon such cancellation, failure of approval or failure to occur, the Exchange Rate shall be readjusted to the Exchange Rate which would then have been in effect had adjustment for such event not been made. If an Adjustment Event shall occur after the occurrence of one or more events requiring an adjustment pursuant to this Section 6.1, the Dilution Adjustments previously applied to the Exchange Rate in respect of such events shall not be rescinded but shall be applied to the new Exchange Rate provided for under
Section 6.2.

            6.2 Adjustment for Consolidation, Merger or Other Adjustment Event. In the event of (a) any dividend or distribution by the Company to all holders of Common Stock of evidences of its indebtedness or other assets (excluding any dividends or distributions referred to in Section 6.1(a)(i), any other equity securities issued pursuant to a reclassification referred to in Section 6.1(a)(iv) and any Ordinary Cash Dividends) or any issuance by the Company to all holders of Common Stock of rights or warrants to subscribe for or purchase any of its securities (other than rights or warrants referred to in Section 6.1(b)), (b) any consolidation or merger of the Company with or into another entity (other than a merger or consolidation in which the Company is the continuing corporation and in which the Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of the Company or another corporation), (c) any sale, transfer, lease or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, (d) any statutory exchange of securities of the Company with another corporation (other than in connection with a merger or acquisition) or (e) any liquidation, dissolution or winding up of the Company (any such event described in clause (a), (b), (c), (d) or (e), an "Adjustment Event"), the Exchange Rate shall be adjusted so that on the Exchange Date Counterparty shall deliver to the

Trust, in lieu of or (in the case of an Adjustment Event described in clause (a) above) in addition to, the Contract Shares, cash in an amount equal to:

      (A)   if the Exchange Price is greater than the Threshold Appreciation
            Price, 0.[        ] multiplied by the Transaction Value (as
            defined below);

      (B) if the Exchange Price is less than or equal to the Threshold Appreciation Price but greater than the Initial Price, the product of (x) the Initial Price divided by the Exchange Price multiplied by
            (y) the Transaction Value; and

      (C) if the Exchange Price is less than or equal to the Initial Price, the Transaction Value;

            provided, however, that if the consideration received by all holders of Common Stock in such Adjustment Event does not and may not at the option of such holders include Reported Securities, then (except in the case of an Adjustment Event solely of the type described in clause (a) above) (i) Counterparty's delivery obligations hereunder will be accelerated and promptly upon consummation of the Adjustment Event Counterparty will be required to deliver to the Trust cash in an amount equal to (x) if the Transaction Value is greater than the Threshold Appreciation Price, 0.[ ] multiplied by the Transaction Value, (y) if the Transaction Value is less than or equal to the Threshold Appreciation Price but greater than Initial Price, the Initial Price, and (z) if the Transaction Value is less than or equal to the Initial Price, the Transaction Value.

            If the consideration received by holders of Common Stock in an Adjustment Event includes Reported Securities, and, to any extent, consideration other than Reported Securities, and in the case of an Adjustment Event described in (b), (c) or (d) of the definition of that term , the Transaction Value of the consideration other than Reported Securities comprises 25% or more of the aggregate Transaction Value for such Adjustment Event, then (a) Counterparty's delivery obligations hereunder will be accelerated to the extent that the value of the consideration received in such Adjustment Event does not derive from Reported Securities and promptly upon consummation of the Adjustment Event Counterparty will be required to deliver to the Trust cash in an amount equal to
(x) if the Transaction Value is greater than the Threshold Appreciation Price, 0.[ ] multiplied by (i) the Transaction Value and (ii) the percentage of the value of the consideration received in connection with the Adjustment Event that does not derive from Reported Securities, (y) if the Transaction Value is less than or equal to the Threshold Appreciation Price but greater than the Initial Price, the Initial Price multiplied by the percentage of the value of the consideration received in connection with the Adjustment Event that does not derive from Reported Securities, and (z) if the Transaction Value is less than or equal to the Initial Price, the Transaction Value multiplied by the percentage of the value of the consideration received in connection with the Adjustment Event that does not derive from Reported Securities.

            Following the occurrence of an Adjustment Event, the Exchange Price, as such term is used throughout the definition of Exchange Rate, shall be deemed to equal (A) if shares of Common Stock are outstanding at the Exchange Date, the Exchange Price of the Common Stock, as adjusted pursuant to Section 6.1(c), otherwise zero, plus (B) the Transaction Value.

            Notwithstanding the foregoing, with respect to any Reported Securities (as defined below) received by holders of Common Stock in an Adjustment Event, Counterparty shall, in lieu of delivering cash in respect of such Reported Securities as described above, deliver a number of such Reported Securities with a value, as determined in accordance with clause (ii) of the definition of Transaction Value, equal to all cash amounts that would otherwise be deliverable in respect of Reported Securities received in such Adjustment Event, except to the extent Counterparty has made an election to exercise the Cash Delivery Option or such Reported Securities have not yet been delivered to the holders entitled thereto following such Adjustment Event or any record date with respect thereto. If, following any Adjustment Event, any Reported Security ceases to qualify as a Reported Security, then (x) Counterparty shall not deliver such Reported Security but instead shall deliver an equivalent amount of cash and (y) notwithstanding clause (ii) of the definition of Transaction Value, the Transaction Value of such Reported Security shall mean the fair market value of such Reported Security on the date such security ceases to qualify as a Reported Security, as determined by a nationally recognized investment banking firm retained for this purpose by the Administrator.

            "Transaction Value" means (i) for any cash received in any Adjustment Event, the amount of cash received per share of Common Stock, (ii) for any Reported Securities received in any Adjustment Event, an amount equal to
(x) the average Closing Price per security of such Reported Securities on the 20 Trading Days immediately prior to (but not including) the Exchange Date (except in the case of a Rollover Offering, in which case the Closing Price on the Trading Day immediately preceding the Pricing Date or, if the Rollover Offering is priced after 4:00 p.m. New York City time on the Pricing Date, the Closing Price on the Pricing Date shall be used for purposes of this clause) multiplied by (y) the number of such Reported Securities (as adjusted pursuant to the definition thereof) received per share of Common Stock and (iii) for any property received in any Adjustment Event other than cash or Reported Securities, an amount equal to the fair market value of the property received per share of Common Stock on the date such property is received, as determined by a nationally recognized investment banking firm retained for this purpose by the Administrator; provided, however, that in the case of clause (ii), (x) with respect to securities that are Reported Securities by virtue of only clause (iv) of the definition of Reported Securities, Transaction Value with respect to any such Reported Security means the average of the mid-point of the last bid and ask prices for such Reported Security as of the Exchange Date from each of at least three nationally recognized investment banking firms retained for such purpose by the Administrator multiplied by the number of such Reported Securities (as adjusted pursuant to the definition thereof) received per share of Common Stock and (y) with respect to all Reported Securities other than securities that are Reported Securities by virtue of only clause (iv) of the definition of Reported Securities, if there are not 20 Trading Days for any particular Reported Security occurring after the 60th calendar day immediately prior to, but not including, the Exchange Date, Transaction Value with respect to such Reported Security means the fair market value per security of such Reported Security as of the Exchange Date as determined by a nationally recognized investment banking firm retained for such purpose by the Administrator multiplied by the number of such Reported Securities (as adjusted pursuant to the definition thereof) received per share of Common Stock. For purposes of calculating the Transaction Value, any cash, Reported Securities or other property receivable in an Adjustment Event shall be deemed to have been received immediately prior to the close of business on the record date for such Adjustment Event or, if there is no record date for such

Adjustment Event, immediately prior to the close of business on the effective date of such Adjustment Event.

            "Reported Securities" means any securities received in an Adjustment Event that (A) are (i) listed on a United States national securities exchange,
(ii) reported on a United States national securities system subject to last sale reporting, (iii) traded in the over-the-counter market and reported on the National Quotation Bureau or similar organization or (iv) for which bid and ask prices are available from at least three nationally recognized investment banking firms; and (B) are either (x) perpetual equity securities or (y) non-perpetual equity or debt securities with a stated maturity after the Exchange Date. The number of shares of any Reported Securities included in the calculation of Transaction Value pursuant to clause (ii) of the definition thereof shall be subject to adjustment if any event that would, had it occurred with respect to the Common Stock or the Company, have required an adjustment pursuant to Section 6.1 or 6.2, shall occur with respect to such Reported Securities or the issuer thereof subsequent to the date the Adjustment Event is consummated. Adjustment for such subsequent events shall be as nearly equivalent as practicable to the adjustments provided for in Section 6.1 or 6.2, as applicable.



                                   ARTICLE VII

                                  ACCELERATION

            If one or more of the following events (each an "Event of Default") shall occur:

            (a) Counterparty shall commence a voluntary case or other proceeding seeking a liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall take any action to authorize any of the foregoing;

            (b) an involuntary case or other proceeding shall be commenced against Counterparty seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property; or an order for relief shall be entered against Counterparty under any bankruptcy, insolvency or other similar law as now or hereafter in effect; or

            (c) a Collateral Event of Default within the meaning of the Collateral Agreement;

then an "Acceleration Date" shall occur, Counterparty's rights under Section 1.3(d), (e) (f) and (g) shall terminate immediately and (i) in the case of clause (c), Counterparty shall become obligated to the extent permitted by law to deliver to the Trust (and shall be deemed to instruct the Collateral Agent to deliver to the Custodian, for the account of the Trust, and to liquidate and turn into cash the U.S. Government obligations and Cash Equivalents then pledged by Counterparty to the extent necessary to satisfy such obligation) the Firm Share Base Amount plus the Additional Share Base Amount, if any, in the form of the shares of Common Stock then pledged by Counterparty, or cash generated from the liquidation of U.S. Government obligations and Cash Equivalents then pledged by Counterparty, or a combination thereof (or, after an Adjustment Event, the alternate consideration to be delivered, in the form of Reported Securities then pledged, cash then pledged, cash generated from the liquidation of U.S. Government obligations and Cash Equivalents then pledged, or a combination thereof); or (ii) in the case of clauses (a) or (b), Counterparty shall become obligated to the extent permitted by law to deliver to the Trust (and shall be deemed to instruct the Collateral Agent to deliver to the Custodian, for the account of the Trust, and to liquidate and turn into cash the U.S. Government obligations and Cash Equivalents then pledged by Counterparty to the extent necessary to satisfy such obligation) a number of shares of Common Stock, in the form of the shares of Common Stock then pledged by Counterparty, or cash generated from the liquidation of U.S. Government obligations and Cash Equivalents then pledged by Counterparty, or a combination thereof (or, after an Adjustment Event, the alternate consideration to be delivered, in the form of Reported Securities then pledged, cash then pledged, cash generated from the liquidation of U.S. Government obligations and Cash Equivalents then pledged, or a combination thereof), with an aggregate value (based on the Closing Price on the Acceleration Date) equal to the Acceleration Value (as defined below).

            "Acceleration Value" means an amount determined by the Administrator on the basis of quotations from Independent Dealers (as defined below). Each quotation will be for an amount that would be paid to the relevant Independent Dealer in consideration of an agreement between the Trust and such Independent Dealer that would have the effect of preserving for the Trust the economic equivalent of the payments and deliveries that the Trust would, but for the occurrence of the Acceleration Date, have been entitled to receive after the Acceleration Date hereunder (taking into account any adjustments to the Exchange Rate that may have been effected on or prior to the Acceleration Date). On or as soon as reasonably practicable following the Acceleration Date, the Administrator will request each Independent Dealer to provide its quotation as soon as reasonably practicable, but in any event within two Business Days. The Administrator shall compute the Acceleration Value upon receipt of each Independent Dealer's quotation, provided that if, at the close of business on the fourth Business Day following the Acceleration Date, the Administrator shall have received quotations from fewer than four of the Independent Dealers, the Administrator shall compute the Acceleration Value using the quotations, if any, it shall have received at or prior to such time. If four quotations are provided, the Acceleration Value will be the arithmetic mean of the two quotations remaining after disregarding the highest and lowest quotations. (For this purpose, if more than one quotation has the same highest or lowest value, then one of such quotations shall be disregarded.) If two or three quotations are provided, the Acceleration Value will be the arithmetic mean of such quotations. If one quotation is provided, the Acceleration Value will be equal to such quotation. If no quotations are provided, the Acceleration Value will be the aggregate value (based on the Closing Price on the Acceleration Date) of the number of shares of Common Stock (or, after an Adjustment Event, Reported Securities, cash or a combination thereof) that would be required to be delivered hereunder on the Acceleration Date if the Exchange Date were redefined to be the Acceleration Date.

            "Independent Dealers" means four nationally recognized independent investment banking firms selected in good faith by the Administrator.

            As promptly as reasonably practicable after receipt of the quotations on which the Acceleration Value is based (or, as the case may be, after failure to receive any such quotations within the time period prescribed above), the Trust shall deliver to Counterparty and the Collateral Agent a notice specifying the number of shares of Common Stock (or, after an Adjustment Event, the alternate consideration) required to be delivered by Counterparty. the Trust and Counterparty agree that the obligations contained in clauses (i) and (ii) above are a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the Trust will not be entitled to recover additional damage as a consequence of loss resulting from an Event of Default.

                                  ARTICLE VIII

                                  MISCELLANEOUS

            8.1 Adjustments; Selection of Independent Investment Banking Firm. The Trust shall be responsible for the effectuation and calculation of any adjustment pursuant to Article VI hereof and shall furnish Counterparty notice of any such adjustment and shall provide Counterparty reasonable opportunity to review the calculations pertaining to any such adjustment. If, pursuant to the terms and conditions hereof, the Administrator shall be required to retain a nationally recognized independent investment banking firm for any purpose provided herein, such nationally recognized independent investment banking firm shall be selected and retained by the Administrator only after consultation with Counterparty; provided, however, that Counterparty shall be deemed to have waived its right to consult if Counterparty fails to consult within five Business Days of notice being sent by the Administrator to Counterparty seeking consultation. the Trust may delegate the effectuation and calculation of any such adjustments to its Administrator.

            8.2 Notices. Notices to the Trust shall be directed to it in care of the Administrator for the Trust, The Bank of New York, 5 Penn Plaza, 13th floor, New York, New York 10001, Telephone: (212) 896-7126, Telecopier: (212) 896-7295;
notices to Counterparty shall be directed to care of [ ], [ ] (fax no.: [ ],
Attention: Chief Financial Officer, copy to [ ]. Notwithstanding the foregoing, notices to a party shall be directed to such other address for such party as shall be specified by such party in a like notice given pursuant to this Section
8.2. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if either (i) personally delivered (including delivery by courier service or by Federal Express or any other nationally recognized overnight delivery service for next day delivery) to the offices specified in the preceding sentence, in which case they shall be deemed received on the first Business Day by which delivery shall have been made to said offices; or (ii) sent by certified mail, return receipt requested, in accordance with the preceding sentence, in which case they shall be deemed received when receipted for unless acknowledgment is refused (in which case delivery shall be deemed to have been received on the first Business Day on which such acknowledgment is refused). Any notice, demand or other communication to be provided by or on behalf of the Trust pursuant to this Agreement shall be sent to the address of Counterparty, provided in this

Section 8.2. Any failure by Counterparty or any guardian, conservator, executor, administrator or other similarly appointed person to receive any such notice, demand or communication shall in no way abrogate, invalidate or otherwise affect the validity or enforceability of the notice, demand or communication or the matters set forth therein.

            8.3 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

            8.4 Entire Agreement. Except as expressly set forth herein, this Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, among the parties with respect to the subject matter of this Agreement.

            8.5 Amendments; Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Trust and Counterparty, or, in the case of a waiver, by the party or parties against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

            8.6 No Third Party Rights; Successors and Assigns. Except as otherwise agreed in writing, this Agreement is not intended and shall not be construed to create any rights in any person other than Counterparty and the Trust and their respective successors and assigns and no person shall assert any rights as third party beneficiary hereunder. Whenever any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party.

            8.7 Application of Bankruptcy Code. The parties hereto acknowledge and agree that the Collateral Agent is a "financial institution" within the meaning of Section 101(22) of Title 11 of the United States Code (the "Bankruptcy Code") and is acting as agent and custodian for the Trust in connection with this Agreement and that the Trust is a "customer" of the Collateral Agent within the meaning of said Section 101(22). The parties hereto further acknowledge and agree that this Agreement is a "securities contract", as such term is defined in Section 741(7) of the Bankruptcy Code, entitled to the protection of Section 555 of the Bankruptcy Code.

            8.8 Governing Law; Jurisdiction; Severability; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. For the purpose of any suit, action or proceeding arising out of or relating to this Agreement, the parties hereto hereby expressly and irrevocably consent and submit to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in the Borough of Manhattan, City and State of New York, and expressly and irrevocably waive, to the extent permitted under applicable law, any immunity from the jurisdiction thereof and any claim or defense in such suit, action or proceeding based on a claim of improper venue, forum non conveniens or any similar basis to which it might otherwise be entitled. To the extent permitted by law, the unenforceability or invalidity of any provision or provisions of this Agreement shall not render any other provision or provisions herein contained unenforceable or invalid. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO HEREBY WAIVE AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH PARTY HERETO ACKNOWLEDGES THAT IT OR HE HAS BEEN INFORMED BY THE OTHER PARTY HERETO THAT THE PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH SUCH OTHER PARTY HERETO HAS RELIED, IS RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND ANY DOCUMENT RELATED THERETO. EACH PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY HERETO TO THE WAIVER OF ITS OR HIS RIGHTS TO TRIAL BY JURY.